Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS 2012 FOURTH-QUARTER AND YEAR-END RESULTS

FOURTH-QUARTER REVENUE UP 6.1%; SAME-UNIT REVENUE GROWTH OF 2.5%

FULL-YEAR REVENUE GROWTH OF 4.4%; SAME-UNIT GROWTH OF 0.8%

2012 DILUTED EPS FROM CONTINUING OPERATIONS OF $0.63 VS. $0.58 FOR PRIOR YEAR

Cleveland, Ohio (February 13, 2013)—CBIZ, Inc. (NYSE: CBZ) today announced results for the fourth-quarter and year-ended December 31, 2012.

CBIZ reported revenue of $172.9 million for the fourth quarter ended December 31, 2012, an increase of $10.0 million, or 6.1%, over the $162.9 million reported for the fourth quarter of 2011. Same-unit revenue increased by $4.1 million, or 2.5% for the fourth quarter 2012, compared to the same period a year ago, with core Financial Services and Employee Services segments recording 2.6% same-unit growth in the fourth quarter. Newly acquired operations contributed $5.9 million to revenue in the 2012 fourth quarter compared to the same period a year ago. Income from continuing operations was $1.2 million, or $0.02 per diluted share, compared to a loss of $1.2 million, or ($0.02) per diluted share reported in the fourth quarter of 2011. Included in the fourth quarter results is a favorable legal settlement reflected in other income that impacted diluted earnings per share by $0.02.

For the twelve-month period ended December 31, 2012, CBIZ reported total revenue of $766.1 million, an increase of $32.3 million or 4.4%, compared to $733.8 million for the prior year. Same-unit revenue increased by $5.7 million, or 0.8% for the full year 2012, compared to the same period a year ago. Newly acquired operations contributed $26.6 million to revenue during 2012. Income from continuing operations was $31.1 million, or $0.63 per diluted share for the full-year 2012, compared to $28.6 million, or $0.58 per diluted share for the prior year. Included in full year earnings is a gain on the 2011 sale of the Company’s wealth management business that impacted diluted earnings per share by $0.03 in 2012, and $0.02 in 2011.

The outstanding balance of the Company’s $275.0 million unsecured bank line of credit at December 31, 2012, was $208.9 million compared with a balance of $145.0 million at December 31, 2011. During 2012, the Company used $106.5 million to fund acquisition-related payments. The Company repurchased 874 thousand shares of its common stock at a cost of $5.0 million during 2012.

Non-GAAP earnings per diluted share, which includes certain non-cash charges and credits to income from continuing operations, was $1.22 per diluted share for the year ended December 31, 2012, compared with $1.10 per diluted share a year ago. A schedule which reconciles non-GAAP earnings per diluted share with GAAP earnings per diluted share is attached. Adjusted EBITDA for the year ended December 31, 2012, was $85.3 million compared to $81.7 million for the year ended 2011.

Steven L. Gerard, CBIZ Chairman and CEO stated, “Throughout 2012, we have seen an improving environment for our business, and this trend continued in the fourth quarter, with all of our core businesses reporting same-unit revenue growth. During 2012, we continued to make investments in each of our businesses that are expected to enhance our future growth prospects. In addition, we were very active with our acquisition program in all segments of our business during 2012, having closed five acquisitions in the fourth quarter and ten acquisitions during the full year. Going into 2013, we expect stronger growth in revenue and earnings per share than we achieved in 2012, while continuing our strategic acquisition and investment program,” concluded Mr. Gerard.

Outlook for 2013: In 2013 the Company expects total revenue to grow within a range of 7% - 9% and diluted earnings per share to grow within a range of 12% - 15%, compared with the $0.58 per diluted share in 2012 normalized to exclude the impact of the non-recurring gain on sale in the first quarter and the favorable impact of the legal settlement in the fourth quarter of 2012. Cash flow will continue to be positive and Adjusted EBITDA for 2013 is projected to increase within a range of 12% - 14% over the $85.3 million reported for 2012.

CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Investors and analysts can participate in the conference call by dialing 1-877-889-2795 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-630-343-1248. A replay of the call will be available starting at 1:00 p.m. (ET) February 13, through midnight (ET), February 15, 2013. The dial-in number for the replay is 1-866-873-8511. If you are listening from outside the United States, dial 1-630-343-1245. The access code for the replay is 021313. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.

CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting, tax and consulting, internal audit, merger and acquisition advisory and valuation services. Employee services include employee benefits consulting, property and casualty insurance, retirement plan consulting, payroll, life insurance, HR consulting, and executive recruitment. CBIZ also provides outsourced technology staffing and support services, real estate consulting services, healthcare consulting, and medical practice management. As one of the largest benefits specialists and one of the largest accounting, valuation, and medical practice management companies in the United States, the Company’s services are provided through more than 140 Company offices in 36 states.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED DECEMBER 31, 2012 AND 2011

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED DECEMBER 31,
	2012	%	2011 (1)%
Revenue	$172,861	100.0%	$162,923	100.0%
Operating expenses (2)	166,353	96.2%	159,802	98.1%

Gross margin	6,508	3.8%	3,121	1.9%
Corporate general and administrative expenses (3)	4,615	2.7%	7,200	4.4%

Operating income (loss)	1,893	1.1%	(4,079)	-2.5%
Other income (expense):
Interest expense	(4,110)	-2.4%	(3,984)	-2.5%
Gain on sale of operations, net	106	0.1%	88	0.1%
Other income, net (4) (5)	3,254	1.9%	4,851	3.0%

Total other (expense) income, net	(750)	-0.4%	955	0.6%
Income (loss) from continuing operations before income tax expense	1,143	0.7%	(3,124)	-1.9%
Income tax benefit	(58)		(1,913)

Income (loss) from continuing operations	1,201	0.7%	(1,211)	-0.7%
(Loss) gain from operations of discontinued businesses, net of tax	(13)		25
Gain on disposal of discontinued businesses, net of tax	18		20

Net income (loss)	$1,206	0.7%	$(1,166)	-0.7%

Diluted earnings (loss) per share:
Continuing operations	$0.02		$(0.02)
Discontinued operations	—		—

Net income (loss)	$0.02		$(0.02)

Diluted weighted average common shares outstanding	49,326		48,854
Other data from continuing operations:
Adjusted EBIT (6)	$5,147		$772
Adjusted EBITDA (6)	$10,632		$6,015

(1)	Certain amounts in the 2011 financial data have been reclassified to conform to the current year presentation.
(2)	Includes expense of $424 and $1,691 for the three months ended December 31, 2012 and 2011, respectively, in compensation associated with net gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “operating expenses” would be $165,929 and $158,111, or 96.0% and 97.0% of revenue, for the three months ended December 31, 2012 and 2011, respectively.
(3)	Includes expense of $62 and $629 for the three months ended December 31, 2012 and 2011, respectively, in compensation associated with net gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “corporate general and administrative expenses” would be $4,553 and $6,571, or 2.6% and 4.0% of revenue, for the three months ended December 31, 2012 and 2011, respectively. For the three months ended December 31, 2012, amount also includes a recovery of legal expenses of $2,140.
(4)	Includes a net gain of $486 and $2,320 for the three months ended December 31, 2012 and 2011, respectively, attributable to assets held in the Company’s deferred compensation plan. Excluding this item, “other income, net” would be $2,768 and $2,531, or 1.6% and 1.6% of revenue, for the three months ended December 31, 2012 and 2011, respectively. These net gains do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “operating expenses” and “corporate general and administrative expenses.”
(5)	For the three months ended December 31, 2012 and 2011, amount includes income of $650 and $2,315, respectively, related to net decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions. For the three months ended December 31, 2012, amount also includes proceeds of $1,860 from a legal settlement.
(6)	Adjusted EBIT represents income or losses from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $5,485 and $5,243 for the three months ended December 31, 2012 and 2011, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011

(In thousands, except percentages and per share data)

	TWELVE MONTHS ENDED DECEMBER 31,
	2012	%	2011 (1)%
Revenue	$766,094	100.0%	$733,805	100.0%
Operating expenses (2)	680,195	88.8%	644,269	87.8%

Gross margin	85,899	11.2%	89,536	12.2%
Corporate general and administrative expenses (3)	30,422	4.0%	31,583	4.3%

Operating income	55,477	7.2%	57,953	7.9%
Other income (expense):
Interest expense	(16,262)	-2.1%	(17,355)	-2.4%
Gain on sale of operations, net	2,766	0.4%	2,920	0.4%
Other income, net (4) (5)	8,422	1.1%	3,449	0.5%

Total other expense, net	(5,074)	-0.6%	(10,986)	-1.5%
Income from continuing operations before income tax expense	50,403	6.6%	46,967	6.4%
Income tax expense	19,328		18,383

Income from continuing operations	31,075	4.1%	28,584	3.9%
Loss from operations of discontinued businesses, net of tax	(19)		(591)
Gain on disposal of discontinued businesses, net of tax	90		14

Net income	$31,146	4.1%	$28,007	3.8%

Diluted earnings (loss) per share:
Continuing operations	$0.63		$0.58
Discontinued operations	—		(0.02)

Net income	$0.63		$0.56

Diluted weighted average common shares outstanding	49,252		49,599
Other data from continuing operations:
Adjusted EBIT (6)	$63,899		$61,402
Adjusted EBITDA (6)	$85,294		$81,747

(1)	Certain amounts in the 2011 financial data have been reclassified to conform to the current year presentation.
(2)	Includes expense of $3,762 and a benefit of $712 for the twelve months ended December 31, 2012 and 2011, respectively, in compensation associated with gains and losses from the Company’s deferred compensation plan (see note 4). Excluding this item, “operating expenses” would be $676,433 and $644,981, or 88.3% and 87.9% of revenue, for the twelve months ended December 31, 2012 and 2011, respectively.
(3)	Includes expense of $547 and $358 for the twelve months ended December 31, 2012 and 2011, respectively, in compensation associated with net gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “corporate general and administrative expenses” would be $29,875 and $31,225, or 3.9% and 4.3% of revenue, for the twelve months ended December 31, 2012 and 2011, respectively. For the twelve months ended December 31, 2012, amount also includes a recovery of legal expenses of $2,140.
(4)	Includes a net gain of $4,309 and a net loss of $354 for the twelve months ended December 31, 2012 and 2011, respectively, attributable to assets held in the Company’s deferred compensation plan. Excluding this item, “other income, net” would be $4,113 and $3,803, or 0.5% and 0.5% of revenue, for the twelve months ended December 31, 2012 and 2011, respectively. These net gains and losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “operating expenses” and “corporate general and administrative expenses.”
(5)	For the twelve months ended December 31, 2012 and 2011, amount includes income of $953 and $3,467, respectively, related to net decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions. For the twelve months ended December 31, 2012, amount also includes proceeds of $1,860 from a legal settlement.
(6)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $21,395 and $20,345 for the twelve months ended December 31, 2012 and 2011, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except per share data)

SELECT SEGMENT DATA

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2012	2011 (1)	2012	2011 (1)
Revenue
Financial Services	$82,259	$79,516	$411,735	$391,232
Employee Services	46,787	41,714	186,217	171,205
Medical Management Professionals	36,386	34,629	138,016	141,046
National Practices	7,429	7,064	30,126	30,322

Total	$172,861	$162,923	$766,094	$733,805

Gross Margin
Financial Services	$(3,283)	$(1,775)	$52,569	$53,928
Employee Services	8,036	5,699	30,906	26,677
Medical Management Professionals	4,411	3,742	14,752	16,256
National Practices	941	610	3,413	4,100
Operating expenses—unallocated (2):
Other	(3,173)	(3,464)	(11,979)	(12,137)
Deferred compensation	(424)	(1,691)	(3,762)	712

Total	$6,508	$3,121	$85,899	$89,536

(1)	Certain amounts in the 2011 financial data have been reclassified to conform to the current year presentation.
(2)	Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges and certain advertising expenses. “Operating expenses—unallocated” also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “income (loss) from continuing operations before income tax expense” as they are directly offset by the same adjustment to “other income, net” in the consolidated statements of comprehensive income. Gains or losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as adjustments to compensation expense in “operating expenses” and as income or expense in “other income, net.”

NON-GAAP EARNINGS AND PER SHARE DATA

Reconciliation of Income or Loss from Continuing Operations to Non-GAAP Earnings from Continuing Operations (3)

	THREE MONTHS ENDED DECEMBER 31,
	2012	Per Share	2011	Per Share
Income (loss) from Continuing Operations	$1,201	$0.02	$(1,211)	$(0.02)
Selected non-cash items:
Depreciation and amortization	5,485	$0.12	5,243	0.11
Non-cash interest on convertible notes	684	$0.01	635	0.01
Stock-based compensation	1,512	$0.03	1,521	0.03
Adjustment to contingent earnouts	(650)	$(0.01)	(2,315)	(0.05)

Non-cash items	7,031	$0.15	5,084	0.10

Non-GAAP earnings—Continuing Operations	$8,232	$0.17	$3,873	$0.08

	TWELVE MONTHS ENDED DECEMBER 31,
	2012	Per Share	2011	Per Share
Income from Continuing Operations	$31,075	$0.63	$28,584	$0.58
Selected non-cash items:
Depreciation and amortization (4)	21,395	0.44	20,345	0.41
Non-cash interest on convertible notes	2,638	0.05	3,201	0.06
Stock-based compensation	5,888	0.12	5,954	0.12
Adjustment to contingent earnouts	(953)	(0.02)	(3,467)	(0.07)

Non-cash items	28,968	0.59	26,033	0.52

Non-GAAP earnings—Continuing Operations	$60,043	$1.22	$54,617	$1.10

(3)	The Company believes Non-GAAP earnings and Non-GAAP earnings per diluted share more clearly illustrate the impact of certain non-cash charges and credits to “income (loss) from continuing operations” and are a useful measure for the Company and its analysts. Non-GAAP earnings is defined as income (loss) from continuing operations excluding: depreciation and amortization, non-cash interest expense, non-cash stock-based compensation expense, and adjustments to the fair value of contingent consideration related to prior acquisitions. Non-GAAP earnings per diluted share is calculated by dividing Non-GAAP earnings by the number of weighted average diluted common shares outstanding for the period indicated. Non-GAAP earnings and Non-GAAP earnings per diluted share should not be regarded as a replacement or alternative to any measurement of performance under generally accepted accounting principles (GAAP).
(4)	Capital spending was $4.2 million and $4.5 million for the twelve months ended December 31, 2012 and 2011, respectively.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except percentages and ratios)

SELECT BALANCE SHEET DATA AND RATIOS

	DECEMBER 31, 2012	DECEMBER 31, 2011 (1)
Cash and cash equivalents	$899	$1,613
Restricted cash	$19,627	$19,838
Accounts receivable, net	$154,973	$137,073
Current assets before funds held for clients	$200,610	$182,475
Funds held for clients—current and non-current	$154,447	$109,854
Goodwill and other intangible assets, net	$551,219	$458,340
Total assets	$970,156	$812,357
Notes payable—current	$6,217	$13,986
Current liabilities before client fund obligations	$115,748	$116,382
Client fund obligations	$154,119	$109,800
Notes payable—long-term	$1,222	$749
Convertible notes—non-current	$122,416	$119,778
Bank debt	$208,900	$145,000
Total liabilities	$674,924	$552,199
Treasury stock	$(371,080)	$(365,364)
Total stockholders’ equity	$295,232	$260,158
Debt to equity (2)	114.7%	107.4%
Days sales outstanding (DSO)—continuing operations (3)	74	71
Shares outstanding	50,365	50,036
Basic weighted average common shares outstanding	49,002	49,328
Diluted weighted average common shares outstanding	49,252	49,599

(1)	Certain amounts in the 2011 financial data have been reclassified to conform to the current year presentation.
(2)	Ratio is notes payable, convertible notes and bank debt divided by total stockholders’ equity.
(3)	DSO is provided for continuing operations and represents accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007